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                                  EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                       Juridsdiction of Incorporation
Name of Subsidiary                                                            or Organization
- ------------------                                                            ---------------
Dynamix, Inc.                                                                California

Bright Star Technology, Inc.                                                 Delaware

Interactive Associates, Inc.                                                 Delaware

Coktel Vision, S.A.                                                          France

Sierra On-Line, Limited                                                      United Kingdom

Sierra Dynamix International Sales Company, Inc.                             U.S. Virgin Islands

Arion Software, Inc.                                                         Texas

Green Thumb Acquisition Corp.                                                Washington

Software Inspiration Limited                                                 England

Impressions Software, Inc.(1)                                                Delaware

Papyrus Design Group, Inc.                                                   Massachusetts

PXL, Inc.                                                                    Washington

Pixel Acquistion Corp.(2)                                                    Washington

Headgate, Inc.                                                               Utah
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__________________________
1 Impressions Software, Inc. is a wholly owned subsidiary of Software
  Inspiration Limited.

2 Pixel Acquisition Corp. is a wholly owned subisidary of PXL, Inc.